NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                                October 28, 1997

                            MAGELLAN TECHNOLOGY, INC.

You are cordially invited to attend a special Meeting of Shareholders of Magellan Technology, Inc. (the "Company"), which will be held on Tuesday, October 28, 1997 at 9:00 a.m., at the offices of Magellan Technology, Inc., 13526 South 110 West, Draper, Utah 84020 (the "Special" Meeting"), for the following purposes, which are more fully described in the Information Statement accompanying this Notice:


        (i) To consider and vote upon a proposal to amend the Magellan Technology, Inc. Stock Incentive Plan to increase by 1,800,000 the number of shares of the Common Stock of the Company available for issuance pursuant to grants thereunder, and certain other amendments as described in the Information Statement.
       (ii) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on September 15, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the Special Meeting in person.

                                         By Order of the Board of Directors


                                          /s/ Douglas M. Angus
                                          ---------------------------------
                                          Douglas M. Angus
                                          Secretary
October 1, 1997

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ----------------------
                      SCHEDULE 14c INFORMATION STATEMENT PURSUANT
                          TO SECTION 14c OF THE SECURITIES
                                EXCHANGE ACT OF 1934

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{ }       Preliminary Information Statement
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          5(d)(2)) Statement
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                                 Magellan Technology, Inc.
               -----------------------------------------------------------
                     (Name of Registrant as Specified in its Charter)




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                4) Date Filed

                           Magellan Technology, Inc.
                            13526 South 110 West
                             Draper, Utah 84020




                             INFORMATION STATEMENT

                        Special Meeting of Shareholders

October 28, 1997

	This Information Statement is being furnished to the shareholders of Magellan Technology, Inc., a Utah Corporation (the "Company"), pursuant to
Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14(c) in connection with the Special Meeting of Shareholders of the Company to be held Tuesday, October 28, 1997 and at any adjournment or postponement thereof (the "Special Meeting"). This Information Statement and the Notice of Special Meeting of Shareholders are first being mailed to shareholders of the Company on or about October 1, 1997.

                   WE ARE NOT ASKING YOU FOR A PROXY AND
                  YOU ARE REQUESTED NOT TO SEND US A PROXY

	The Company will bear all costs and expenses relating to preparing, printing and mailing to shareholders this Information Statement and accompanying materials. Arrangements will be made with brokerage firms and other custodians,nominees and fiduciaries representing beneficial owners and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.


                                   VOTING

Record Date

	The Board has fixed the close of business on September 15, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 14,448,893 shares of Common Stock, $.0002 per value per share (the "Common Stock"). The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Special Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Special Meeting. Accordingly, 14,448,893 votes are entitled to be cast on each matter submitted to a vote at the Special Meeting.

Required Vote

	A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Special Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law and the Articles and Bylaws of the Company (the "Bylaws"), once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

        For approval of the proposed amendment to the Option Plan to increase the number of shares available for issuance pursuant to grants thereunder, the votes cast in favor of must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Special Meeting.

                           EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth, for the three
--------------------------
fiscal years ended December 31, 1996, the compensation paid to the Company's Chief Executive Officer. No executive officer of the Company received salary and bonus compensation in excess of $100,000. The Chairman and CEO of the Company has agreed to serve without salary compensation until the Company achieves profitable operations.


                                                                  Long-term
                            Annual Compensation                   Compensation
                __________________________________________        ___________

       Name                                           Other
        and                                           Annual       Securities
       Principle           Salary        Bonus      Compensation   Underlying
       Position    Year     ($)           ($)           ($)         Options
________________________________________________________________   ___________

William A. Fresh   1996     -0-           -0-           -0-             -0-
Chief Executive
Officer            1995     -0-           -0-           -0-             -0-
                   1994     -0-           -0-           -0-            1,000
_____________________

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

	The following table sets forth the aggregate value of options to acquire shares of the Common Stock held by the Chief Executive Officer on December 31,1996.

                                                         Value of Unexercised
                         Number of Unexercised         In-the-Money Options at
                         Options at FY-End(#)             FY- End ($)(1)
                         --------------------          -----------------------
        Name           Unexercisable/Exercisable      Unexercisable/Exercisable
---------------------
William A. Fresh . . .         700/300                         $0/$0
_____________________

(1) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on December 31, 1996.

	Director Compensation.  Directors of the Company are paid no fee for
        ---------------------
their service on the Board of Directors. Directors are also not paid a fee for, orreimbursed for expenses incurred with respect to, attendance at board orcommitte meetings. Each director receives options to purchase 1,000 shares of Common Stock at board or committee meetings. Each director receives options to purchase 1,000 shares of Common Stock following each Annual Meeting of Shareholders at which he is elected or re-elected to the Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table lists the number of shares of Common Stock beneficially owned as of September 15, 1997, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, by each director of the Company, by the Chief Executive Officer, and by all officers and directors of the Company as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated.

                                                       Beneficial Ownership
                                                     As of  September 15, 1997
                                                                    Percentage
                                                     Number of       of Class
Name and Address of Beneficial Owner                 Shares         Outstanding
-------------------------------------                ----------     -----------
William A. Fresh                                     2,615,568 (1)     24.2%
2238 E. Gambel Oak Drive
Sandy, Utah  84092

Richard Winwood                                      3,226,882 (2)     22.2%
7069 S. Highland Drive, Suite 102
Salt Lake City, Utah  84121

Ballard Investment                                   1,759,987 (3)     12.0%
2611 East 1300 South
Salt Lake City, Utah  84108

Reginald Hughes                                        855,332 (4)      5.9%
1482 East 920 South
Provo, Utah  84606

Donald P. Cox                                        1,045,336 (5)      7.2%
509 South 590 East
Orem, Utah  84058

Steven E. Garner                                       942,932 (6)      6.5%
166 West 1440 North
Orem, Utah  84058

Darwin D. Millet                                       285,003 (7)       2.0%
12090 South Woodridge Road
Sandy, Utah  84124

All officers and directors as                         7,982,785          52.9%
a group (4 persons)

The percentages set forth above have been computed based on 14,448,893(*) shares, which is the number of shares of the Common Stock, excluding treasury shares held by the Company, outstanding as of September 15, 1997.
________________________

(*)	Includes 801,899 shares owned by former STI management but held in escrow. If certain operating results are not obtained through October 1997, these shares will be forfeited to the Company.

(1)	Includes 853,000 shares held by WAF Investment Company, a Utah limited partnership, of which Mr. Fresh is a general partner, 1,133,332 shares held by Reva Luana Fresh, spouse, 100,000 shares held by the William A. and Reva Luana Charitable Remainder Trust, 50,000 shares held by the William A. and Reva Luana Fresh Family Living Trust, 218,338 shares issuable upon the exercise of currently exercisable warrants, and 250,300 shares issuable upon presently exercisable options (pending shareholder approval of Option Plan amendments).

(2) The shares are held by Keystone Ventures, L.C., a Utah limited liability company, of which Mr. Winwood is a member. Includes 87,500 shares issuable upon the exercise of currently exercisable warrants.

(3) Includes 120,837 shares issuable upon presently exercisable warrants, and 100,000 shares issuable upon presently exercisable options. Craig Ballard, a general partner of Ballard Investment, has the power to vote the shares and to make investment decisions with respect to the shares on behalf of Ballard Investment.

(4) The shares are held by a Utah limited liability partnership of which Mr. Hughes is a general partner. 239,999 of these shares are held in escrow. If certain operating results are not obtained through October 1997, the shares held in escrow will be forfeited to the Company.

(5) The shares are held by a Nevada Corporation, of which Mr. Cox is a director. 325,000 of these shares are held in escrow. If certain operating results are not obtained through October 1997, the shares held in escrow will be forfeited to the Company.

(6) The shares are held by a family trust of which Mr. Garner is a trustee. 236,900 of these shares are held in escrow. If certain operating results are not obtained through October 1997, the shares held in escrow will be forfeited to the Company.

(7)	Includes 70,502 shares issuable upon presently exercisable warrants or options which become exercisable in the next 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock of the Company, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from Company's executive officers and directors, the Company believes that all required forms were timely filed during the past fiscal year.

                          AMENDMENT OF OPTION PLAN
               TO INCREASE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
                        PURSUANT TO GRANTS THEREUNDER

     The Board has unanimously adopted proposed amendments to the Option Plan to increase by 1,800,000, from 700,000 to 2,500,000 the number of shares of Common Stock available for issuance pursuant to grants under the Option Plan, to provide that the Option Plan will be administered by the Board or a Committee of non-employee Directors and to terminate the formula award provision of the Option Plan.

Description of the Option Plan

     General. The Option Plan was adopted by the Board as of March 18, 1994. The following description of the Option Plan does not purport to be compete and is qualified in its entirety by reference to the full text of the Option Plan, a copy of which will be provided to any stockholder upon written request.

     Purpose. The purpose of the Option Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by
(a) encouraging directors and key employees of the Company and its subsidiaries to focus on critical long-range objectives, (b) encouraging the attraction and retention of key employees with exceptional qualifications, and
(c) linking the interests of key employees of the Company directly to stockholder interests through increased stock ownership.

     Administration. As a result of changes to Rule 16b-3 promulgated by the Securities and Exchange Commission, the Board has amended the Option Plan to provide that it shall be administered by the Board or by a committee of the Board consisting of two or more non-employee directors appointed by the Board (The Board and/or the Committee are herein referred to as "The Option Plan Committee"). The Option Plan Committee is currently composed of the Compensation Committee of the Board. The Option Plan Committee, in its sole discretion, determines the number and type of awards granted to a participant under the Option Plan and the terms and conditions of such awards, including any vesting conditions. The Option Plan Committee executes agreements setting forth the terms of such awards (each, a "stock Award Agreement") and makes all other decisions relating to the operation of the Option Plan. As a result of the proposed changes, all directors will be eligible to receive options and awards under the Option Plan even if they are serving on the Option Plan Committee.

     Duration. The Option Plan will remain in effect until terminated by the Board. Notwithstanding the termination of the Option Plan, the Option Plan will continue in effect after such termination for purposes of the administration of any Option Plan award granted prior to such termination.

     Shares Subject to the Option Plan. The Option Plan provides for the issuance of Incentive Stock Options (the "Incentive Options"), as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options which are not governed by the provisions of Section 422 of the Code ("Nonqualified Options" and, together with Incentive Options, "Options") for shares of Common Stock, and certain corresponding stock appreciation rights ("SARs"). The maximum number of

Options that may be awarded under the Option Plan is currently 700,000. If any Options are forfeited or if any Option terminates for any reason before being exercised, then such Options, become available again for Awards under the Option Plan. Notwithstanding the above, if any Options are surrendered because corresponding SARs are exercised, such Options will not become available again for Awards under the Option Plan. Common Stock issued pursuant to the Option Plan may be authorized but unissued shares or treasury shares. As of September 15, 1997, the Company had granted options for the purchase of 1,877,336 shares (including Options for 1,177,336 shares that have been issued subject to the approval of this amendment) of Common Stock under the Option Plan. The following table sets forth as of September 22, 1997, the Options which have been granted under the plan. (Excluding Options granted subject to the approval of this Amendment).


                                                                     OPTIONS
                 NAME                                                GRANTED
--------------------------------------------------------           -----------

William A. Fresh, Chairman of the Board, CEO and Director               0
Darwin Millet, Director, President SIS, LLC                          167,668
Directors who are not Executive Officers as a group                     0
Executive Officers as a group                                           0
Employees who are not Executive Officers as a group                  485,668


     In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in Common Stock, a declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, a combination of consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization or similar occurrence (the occurrence of each of which may be referred to as a "Capital Change"), the Option Plan Committee will make appropriate adjustments in the number of Options, Restricted Shares and Stock Units available for future Awards under the Option Plan.

Eligibility. Awards may be granted to directors, officers and employees of the Company and its subsidiaries that the Option Plan Committee, in its sole discretion, determines to be key employees (the "Key Employees"). Because the Option Plan Committee has complete discretion to determine the number and selection of Key Employees eligible to participate in the Option Plan, it is not possible to estimate accurately the number of persons who are or may become eligible to participate in the Option Plan.

	Options. The Option Plan Committee, in its sole discretion, may grant both Incentive Options and Nonqualified Options from time to time. The Option Plan provides that the exercise price of Options, restrictions upon the exercise of Options and restrictions on the transferability of shares issued upon the exercise of Options, will be determined by the Option Plan Committee in its sole discretion, except that the exercise price of any Incentive Option will not be less than the fair market value of a share of Common Stock as of the date of the grant. The Option Plan Committee has sole discretion to determine the time or times when each Option vests and becomes exercisable.

The term of an Incentive Option, however, may not be more than ten years from the date of grant. During the lifetime of the employee receiving the Option (the "Optionee"), the Option will be exercisable only by the Optionee and will not be assignable or transferable. Each Option will become exercisable in such installments, at such time or times, and is subject to such conditions, as the Option Plan Committee, in its discretion, may determine at or before the time the Option is granted. The Option Plan Committee may provide for the accelerated exercisability of an Option in the event of the death, disability or retirement of the Optionee. Unless otherwise provided by the Option Plan Committee, all Options will terminate ninety days after the termination of the employment of an Optionee, unless the Optionee's employment was terminated for cause, in which event the Options will immediately terminate upon the termination of such Optionee's employment.

     Formula Award to Non-Employee Directors. The Option Plan specifically provides for stock awards to Non-Employee Directors of the Company. 4,000 Formula Award Options have been granted under the plan. The Board elected to discontinue granting Formula Award Options after March 1995. All Directors, however, are eligible to receive discretionary grants of Options under the Option Plan.

     Payment. The exercise price of Options granted under the Option Plan is payable at the time of exercise in cash or, in the discretion of the Option Plan Committee, in shares of Common Stock or other forms approved by the Option Plan Committee. In the case of an Incentive Option, payment must be made only pursuant to the express provisions with regard to exercise that the Option Plan Committee determines to include in the applicable Stock Award Agreement. Any payment method approved by the Option Plan Committee must by consistent with applicable law, regulations and rules as well as the terms and conditions of the Option Plan.

Stock Appreciation Rights. In connection with the grant of any Option, the Option Plan Committee, in its sole discretion, may also grant a SAR, which will relate to a specific Option granted to the Optionee. A SAR entitles the Optionee to surrender to the Company, unexercised, all or any part of that portion of the Option which is then exercisable and to receive from the Company an amount equal to the difference between the aggregate exercise price of the shares of Common Stock subject to the Option and the fair market value, as determined under the Option Plan, of such shares on the date of such exercise. Payment by the Company of any amount owing pursuant to the exercise of a SAR may be made in shares of Common Stock, cash or any combination of cash and shares, as determined in the sole discretion of the Option Plan Committee. The determination of the Option Plan Committee to include an SAR in an Incentive Option may be made only at the time of the grant of the Incentive Option. The Option Plan Committee may include a SAR with a Nonqualified Option at the time of the grant, and any time thereafter until six months before the expiration of the Nonqualified Option.

	A SAR may be exercised only to the extent the Option to which it is applicable is exercisable and may not be exercised unless both the SAR and the related Option have been outstanding for more than six months. If, on the date an Option expires, the exercise price of the Option is less than the fair market value of the shares of Common Stock on such date, then any SARs included in such Option is automatically deemed to be exercised as of such date with respect to any portion of such Option that has not been exercised or surrendered.

	Amendments. The Board may, at any time and for any reason, amend or terminate the Option Plan; provided, that any amendment to the Option Plan will be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. No amendment, suspension or termination of the Option Plan will affect an Award granted on or prior to the effective date of such amendment.

      General Provisions. Neither the Option Plan nor the grant of any Award thereunder gives any individual the right to remain employed by the Company or any of its subsidiaries. The Option Plan does not inhibit the Company's ability to terminate or modify the terms of the employment of any employee at anytime, with or without cause. Participants in the Option Plan have no rights with respect to dividends, voting or any other privileges accorded to the Company's stockholders at the issuance of stock certificates for shares of Common Stock. Recipients of Options have no obligation to exercise such Options. Participants in the Option Plan have no rights or interest under the Option Plan in any Option or shares of the Common Stock prior to the grant of an Option or the issuance of shares upon exercise thereof.

New Plan Benefits

	Because the Option Plan committee has complete discretion to determine the number and selection of Key Employees, as well as the recipients, number, type, vesting requirements and other terms of any Award under the Option Plan, it is not possible to determine the benefits or amounts, if any, that will be received by or allocated to any person under the Option Plan. The following table sets forth as of September 22, 1997, new Options which have been granted subject to shareholder approval of the plan amendment.


                                                                        OPTIONS
                  NAME                                                  GRANTED

--------------------------------------------------------                -------
William A. Fresh, Chairman of the Board, CEO and Director . . . .       251,000
Directors who are not Executive Officers as a Group . . . . . . .          0
Executive Officers as a Group (4) . . . . . . . . . . . . . . . .       450,000
Employees who are not Executive Officers as a Group . . . . . . .       523,000


Federal Income Tax Consequences

      The following tax discussion is a brief summary of federal income tax law applicable to the Option Plan. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Option Plan.

      Initial Grant of Options and SARS. A recipient of Options, whether Nonqualified Options or Incentive Options, or SARs incurs no income tax liability, and the Company obtains no deduction, from the grant of Options or SARS.

      Incentive Options. The holder of an Incentive Option is not subject to federal income tax upon the exercise of the Incentive Option, and the Company is not entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. A sale of the shares of Common Stock received upon the exercise in an Incentive Option which occurs both more than one year after the exercise of the Incentive Option and more than two years after the grant of the Incentive Option will result in the realization of long-term capital gain of loss to the Optionee in the amount of the difference between the amount realized on the sale and the exercise price for such shares. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the Optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the exercise price, or
(ii) the excess of the amount realized on the disposition over the exercise price.

     The excess of the fair market value of the shares of Common Stock at the time of the exercise of an Incentive Option over the Option price will increase the Optionee's alternative minimum taxable income subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs in the same taxable year of the Optionee in which the Common Stock was purchased.

     Nonqualifying Options. Upon the exercise of a Nonqualified Option, the amount by which the fair market value of the shares of Common Stock on the date of exercise exceeds the exercise price is taxed to the Optionee as ordinary compensation income. The Company is generally entitled to a deduction in the same amount, provided it satisfies certain requirements relating to the terms of the Option and makes all required wage withholdings on the compensation element attributable to the exercise. In general, the Optionee's tax basis in the shares acquired by exercising a Nonqualified Option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the Optionee will realize capital gain or loss in an amount equal to the difference between the sale price and his or her basis in the shares.

 SARs. Upon the exercise of a SAR a participant under the Option Plan will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon the exercise of the SAR and generally the Company will be entitled to a corresponding deduction. In the event the participant receives shares of Common Stock upon the exercise of the SAR, any shares so acquired will have a tax basis equal to their fair market value on the date of such exercise or payment, and the holding period of the shares will commence on the day following that date. Upon a subsequent sale of such shares, the participant will recognize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than twelve months before the sale) in an amount equal to the difference between the sale price and his or her basis in the shares.

	Withholding Tax Obligations. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Option Plan must make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company is not required to make such payment of distribution until such obligations are satisfied. The Committee may permit an Option Plan participant who exercises a Nonqualified Option to satisfy all or part of his or her withholding tax obligation by having the Company withhold a portion of the Common Stock that otherwise would be issued to the participant under such Nonqualified Option.

Approval of Amendments of Option Plan

	Approval of the proposed amendments to the Option Plan requires that votes cast in favor of the proposed amendment exceeds votes cast against it. The Board recommends a vote FOR amendment of the Option Plan to increase by 1,800,000 the number of shares of Common Stock, available for issuance pursuant to grants under the Option Plan, and the other amendments described above.
Certain Interests of Directors

	In considering the recommendation with respect to the amendment of the Option Plan, stockholders should be aware that members of the Board have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, all directors are eligible to participate in the Option Plan. The Board recognizes that adoption of the proposed amendment to the Option Plan may benefit individual directors of the Company and their successors, but it believes that approval of the amendment of the Option plan will strengthen the Company's ability to continue to attract, motivate and retain qualified employees, officers and directors. As of September 15, 1997 current members of the Board owned, in the aggregate, approximately 52.9% of the outstanding shares of Common Stock. See "Principal Holders of Voting Securities."


OTHER MATTERS

	As of the date of this Information Statement, the Board knows of no other matters to be presented for action at the Annual Meeting.




8